SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 6, 2004

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27892	04-6135748

(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)

(408) 934-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective December 6, 2004, Walid Maghribi resigned as the President and Chief Executive Officer of Sipex Corporation (“Sipex”) and as a member of the Board of Directors (the “Board”) of Sipex because of disagreements with the Board concerning growth and prospects for the Company.

     Effective December 6, 2004, the Board appointed Douglas McBurnie as the interim President and Chief Executive Officer of Sipex.

     Mr. McBurnie has been a director of the Company since July 2000 and has been Chairman of the Board from June 2002 to the present. Mr. McBurnie also serves on the Corporate Governance and Nominating Committee of the Board and served as the Company’s acting Chief Executive Officer from June 2002 to August 2002. Mr. McBurnie was formerly Senior Vice President, Computer, Consumer & Network Products Group, of VLSI Technology. From June 1994 to August 1997, Mr. McBurnie was with National Semiconductor, where he was Senior Vice President and General Manager of its Communications and Consumer Group. Previously, Mr. McBurnie was Vice President and General Manager of National Semiconductor’s Local Area Network Division. Prior to joining National Semiconductor, he held key executive positions at a number of Silicon Valley companies, including Xidex Corporation, a manufacturer of data storage media, Precision Monolithics, Inc., a semiconductor company, and Fairchild Semiconductor, a semiconductor company. Mr. McBurnie also served as a member of the board of directors of Oryx Technology Corporation from May 1997 until May 2003. Mr. McBurnie is 62 years old.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press release dated December 6, 2004, announcing the resignation of Walid Maghribi as President and CEO and as a member of the Board of Directors

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: December 9, 2004	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number

99.1	Press release dated December 6, 2004, announcing the resignation of Walid Maghribi as President and CEO and as a member of the Board of Directors